Exhibit 23.1


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the registration statement on Form SB-2 of Beijing Beverage, of our report dated January 15, 2008 on our audit of the financial statements of Beijing Beverage as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows as of December 31, 2007, and our report dated January 22, 2008 on our audit of the financial statements of Beijing Beverage as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows as of December 31, 2006 and 2005 and since inception
November 17, 1999 through December 31, 2006, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 24, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                   (702) 253-7499  Fax (702) 253-7501

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